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Exhibit 4.4

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION
OF
FUND AMERICAN COMPANIES, INC.

        FUND AMERICAN COMPANIES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

        The amendment to the Corporation's Certificate of Incorporation set forth in the following resolution, approved by the Corporation's Board of Directors and stockholders, was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

        "RESOLVED: That Article First of the Certificate of Incorporation of this Corporation be amended so as to read in its entirety as follows:

          'The name of the corporation (hereinafter called the "Corporation") is OneBeacon U.S. Holdings, Inc."'

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Incorporation this 23rd day of June, 2008.

/s/ Dennis R. Smith Dennis R. Smith, Assistant Secretary

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  Exhibit 4.4